UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2024

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

 26 North Euclid Avenue, Pasadena, California 91101
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (626) 578-0777

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	ARE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement

The Credit Agreement

On July 18, 2024, Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), and its subsidiary, Alexandria Real Estate Equities, L.P., a Delaware limited partnership (the “Operating Partnership”), entered into an escrow agreement (the “Escrow Agreement”) with Citibank, N.A., as administrative agent (the “Administrative Agent”), certain lenders (the “Lenders”) and O'Melveny & Myers LLP, as escrow agent (the “Escrow Agent”), pursuant to which the Company, the Operating Partnership, the Administrative Agent, and the Lenders, intending to enter into a third amended and restated credit agreement in the form attached as an exhibit thereto (the “Third Amended Credit Agreement”), submitted their signature pages to the Third Amended Credit Agreement to be held by the Escrow Agent in escrow. The terms and conditions of the Escrow Agreement were satisfied on September 19, 2024, and on that date the Third Amended Credit Agreement was deemed executed and became effective.

The Third Amended Credit Agreement replaces the Company’s Second Amended and Restated Credit Agreement, dated as of June 28, 2023. Citibank, N.A. serves as administrative agent; Citibank, N.A., BofA Securities, Inc., JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA, RBC Capital Markets, The Bank of Nova Scotia, Mizuho Bank, Ltd., Barclays Bank PLC, Sumitomo Mitsui Banking Corporation, TD Bank, N.A., and U.S. Bank National Association serve as joint lead arrangers; and Citibank, N.A., BofA Securities, Inc., JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA, and RBC Capital Markets serve as joint bookrunners under the Third Amended Credit Agreement. The Third Amended Credit Agreement provides for, among other things, a $5 billion unsecured senior revolving credit facility (the “Revolving Credit Facility”) and an accordion option to increase aggregate commitments under the Third Amended Credit Agreement by up to an additional $1 billion. Borrowings under the Revolving Credit Facility will bear interest at a “Floating Rate,” “Daily RFR Rate,” or “Base Rate” as specified in the Third Amended Credit Agreement, plus, in any case, a margin specified in the Third Amended Credit Agreement. The margin at closing applicable to loans based on the Floating Rate and Daily RFR is 0.855%, including a credit spread adjustment of 10 basis points and a Sustainability Margin Adjustment (as specified in the Third Amended Credit Agreement) reduction of two basis points.

The Third Amended Credit Agreement extends the maturity date for the Revolving Credit Facility to January 22, 2030, provided that the Company exercises its rights to extend the maturity date twice by an additional six months for each exercise upon satisfaction of certain conditions.

The foregoing summary of the Third Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amended Credit Agreement, a copy of which will be filed as an exhibit to the Company’s annual report on Form 10-Q for the quarterly period ended September 30, 2024.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated herein by reference.

Forward-looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of these words or similar words, and include (without limitation) statements regarding the anticipated effectiveness and maturity date of the Credit Agreement and the expected satisfaction of the conditions to the Credit Agreement. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. A number of important factors could cause actual results to differ materially from those included within or contemplated by the forward-looking statements, including, but not limited to, the factors described in the Company's filings with the Securities and Exchange Commission, including the Company's most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q. The Company does not undertake any responsibility to update any of these factors or to announce publicly any revisions to any of the forward-looking statements contained in this or any other document, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: September 19, 2024	By:	/s/ Marc E. Binda
Marc E. Binda
Chief Financial Officer and Treasurer